Exhibit 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is by and between XELR8, Inc. (the “Company”) and John Pougnet (“Employee”), and is executed effective as of May 7, 2010.

RECITALS

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, dated June 1, 2009, by and between the Company and Employee (“Agreement”); and

WHEREAS, the Company and Employee desire to amend the Agreement, to extend the Term of the Agreement under the terms and conditions set forth herein.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term and Termination.  The Term of the Agreement, as set forth in Section 3 thereof, shall be extended for an additional one year period until June 1, 2011; provided, however, in the event the Company delivers notice to Employee on or before August 31, 2010 (“Early Termination Notice”), the Agreement shall terminate on November 28, 2010 (“Early Termination Date”) (an “Early Termination”); provided, further,  in the event the Company fails to consummate a financing resulting in gross proceeds to the Company of at least $500,000 on or before the August 31, 2010, the Early Termination Date shall be August 31, 2010, unless such Early Termination is waived by the parties hereto, which waiver shall be in writing.

2. Conflict.  Unless specifically set forth herein, or the context otherwise requires, each of the terms and conditions set forth in the Agreement shall survive execution of this Amendment, and shall continue in full force and effect.  In the event of a conflict in the terms and conditions set forth in this Amendment and the Agreement, the terms and conditions set forth herein shall apply.

EXECUTED this 7th day of May, 2010, to be effective as of the Effective Date.

EMPLOYEE: By: /s/ John D Pougnet Name: John Pougnet Title: Chief Financial Officer	COMPANY: XELR8, INC. By: /s/ Daniel W. Rumsey Name: Daniel W. Rumsey Title: Interim Chief Executive Officer